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                Proxy Statement Pursuant to Section 14(a) of the
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                               Circon Corporation
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                    (Exact Name as Specified In its Charter)


                       The Circon Shareholders Committee
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                   (Name of Person(s) Filing Proxy Statement)


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CONTACT:

Stanley J. Kay
MacKenzie Partners, Inc.
(212) 929-5940

FOR IMMEDIATE RELEASE:

             CIRCON SHAREHOLDERS COMMITTEE NOMINATES TWO CANDIDATES
                    FOR THE ELECTION AT CIRCON ANNUAL MEETING

NEW YORK, NEW YORK, October 19, 1998 -- The Circon Shareholders Committee announced today that on Friday, October 16, it advised Circon Corp. (NASDAQ:
CCON) that it intends to nominate two candidates for election to Circon's board at its upcoming annual meeting, scheduled for November 24, 1998, in accordance with the Company's advance notice by-law provision.

The Committee is composed of Castlerigg Master Investments Ltd., which beneficially owns 575,996 shares of Circon common stock; Metropolitan Capital Advisors, Inc. and Metropolitan Capital III, which beneficially own 403,664 shares; and P. Schoenfeld Asset Management LLC, which beneficially owns 251,055 shares. The Committee's collective beneficial ownership of approximately 1,230,715 shares, represents about 9.2% of Circon's outstanding common stock.

The Committee, which was formed for the purpose of immediately maximizing the value of Circon for the benefit of all shareholders, intends to nominate Jonathan R. Macey, a law professor at Cornell University and Alain Oberrotman, a management consultant and former principal in the private equity group of Odyssey Partners, a New York City investment firm. Mr. Oberrotman is a director of Eagle Food Centers, Inc.

                                      # # #

                       ADDITIONAL PARTICIPANT INFORMATION

In addition to the participants named above, the following individuals and entities also may be deemed to be participants in the Committee's proxy solicitation: Peter Schoenfeld as managing member of P. Schoenfeld Asset Management, LLC; Sandell Asset Management Corp. and Thomas Sandell, as investment manager and principal, thereof, respectively, for Castlerigg Master Investments, Ltd.; and Jeffrey E. Schwarz and Karen Finerman, as shareholders, directors and executive officers of Metropolitan Capital Advisors, Inc. and Metropolitan Capital III, Inc.